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                                                                   EXHIBIT 10.D

                             JOHNSON CONTROLS, INC.
                   COMMON STOCK PURCHASE PLAN FOR EXECUTIVES


                                  SECTION 1
                                   PURPOSE

The purpose of this Plan is to facilitate the acquisition of Company shares by those executives subject to the Executive Stock Ownership Policy previously adopted by the Board of Directors and as amended from time to time.


                                  SECTION 2
                     EFFECTIVE DATE AND TERMINATION DATE

2.1 The Plan shall be effective as of October 1, 1995. The Plan is subject to shareholder approval at the Annual Meeting of Shareholders of the Company on January 24, 1996. If the shareholders do not approve the Plan at that time, then all amounts contributed by Participants will be returned to the Participants, without interest or credit for gains or losses on shares purchased or sold under the Plan.


2.2  The Plan shall terminate as of September 30, 2000.


                                  SECTION 3
                                 DEFINITIONS


3.1 The "Company" is Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto that adopts the Plan.

3.2 The "Plan" is the Johnson Controls, Inc. Common Stock Purchase Plan for Executives adopted on September 27, 1995, by the Board of Directors of the Company.

3.3  The "Board" is the Board of Directors of the Company.

3.4 A "Participant" is an officer or key executive of the Company or a subsidiary who has elected to participate in the Plan.

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                                  SECTION 4
                                 ELIGIBILITY

All officers and key executives of the Company or a subsidiary subject to the Company's Executive Stock Ownership Policy may participate in the Plan. All other employees of the Company who reside in the United States, Canada, or Puerto Rico and have reached the age of majority in their states may participate in the Company's Common Stock Purchase Plan without complying with the requirements of this Plan.


                                  SECTION 5
                                ADMINISTRATION


5.1 Administration of the Plan, except as otherwise provided herein, shall be the same as, and shall be conducted as part of, the administration of the Common Stock Purchase Plan for the Company, as set forth in JCI Publication 8777 (Rev. 3/93). The Company's transfer agent and registrar, Firstar Trust Company, is responsible for the administration of the Plan, subject to the supervision and control of the Compensation Committee of the Board of Directors of the Company.

5.2 Prior to participating in the Plan, a Participant shall enter into a written agreement with the Company in which the Participant shall agree that any derivative security related to the Plan shall not be transferable other than by will or descent or pursuant to a qualified domestic relations order.

5.3 The price of each share of the Company's Common Stock purchased under the Plan shall be 100% of the average price of shares purchased by Firstar Trust Company as agent for the Participants. No brokerage fee or commission shall be charged. Funds representing cash dividends (both on stock held in the name of the Participant and on any full or fractional shares held under the Plan) will be applied to the purchase of Common Stock of the Company under the Plan on the cash dividend payment date or as soon as practicable thereafter, in the same manner as under the Common Stock Purchase Plan.

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5.4  Except for a Participant's initial election to purchase shares under the
     Plan, the purchase of shares by a Participant pursuant to payroll deduction, an increase of amounts deducted from pay, the termination of payroll deductions, the sale of shares, or the closure of the account shall be made only pursuant to an irrevocable election made by the Participant at least six months in advance of the designated transaction.

5.5 Participants that terminate payroll deductions, sell shares, or close accounts shall be prohibited from participating again in the Plan until six months after such transaction.

5.6 The maximum amount that may be deducted from a Participant's pay each month shall be $2,500.

5.7  The Company shall bear the expenses of administering the Plan.

5.8 The Board of Directors of the Company may amend the Plan from time to time; however, any amendments requiring approval of the shareholders of the Company pursuant to Rule 16b-3 of the Securities and Exchange Act of 1934 shall be effective only upon such shareholder approval.

5.9 This Plan shall be construed, administered and governed in all respects in accordance with the laws of the State of Wisconsin.

5.10 Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

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